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                                                                    EXHIBIT 99.1

                                  EPIMMUNE INC.
                             1997 STOCK OPTION PLAN

                            ADOPTED DECEMBER 17, 1997
                 APPROVED BY SOLE STOCKHOLDER DECEMBER 18, 1997
                AGREED TO BY CYTEL CORPORATION DECEMBER 18, 1997

1.      PURPOSES.

        (a) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e) "COMPANY" means Epimmune Inc., a Delaware corporation.

        (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided


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that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (g) "CONTINUOUS SERVICE" means that the Optionee's employment or service with the Company or an Affiliate of the Company, whether in the capacity of an Employee, a Director or a Consultant, is not interrupted or terminated. The Optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders employment or service to the Company or an Affiliate or the Company or a change in the entity for which the Optionee renders such employment or service, provided that there is no interruption or termination of the Optionee's Continuous Service. The Board or the Chief Executive Officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

        (h) "COVERED EMPLOYEE" means the Chief Executive Officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (i) "CYTEL" means Cytel Corporation, a Delaware corporation and the Parent of the Company at the time of the adoption of the Plan.

        (j) "DIRECTOR" means a member of the Board.

        (k) "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

        (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows (and in each case prior to the Listing Date, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations):

               (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.


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        (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

        (q) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (s) "OFFICER" means (i) prior to the Listing Date, any person designated by the Company as an officer and (ii) from and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (t) "OPTION" means a stock option granted pursuant to the Plan.

        (u) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (v) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

        (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (x)    "PLAN" means this Epimmune Inc. 1997 Stock Option Plan.


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        (y) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (z) "SECURITIES ACT" means the Securities Act of 1933, as amended.

3.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which an Option shall be granted to each such person.

               (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (3) To amend the Plan or an Option as provided in Section 12.

               (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.


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4.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate One Million Nine Hundred Twenty Thousand (1,920,000) shares of Common Stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        (c) Before the Listing Date, the total number of shares issuable upon exercise of all outstanding Options and the total number of shares provided for under any stock bonus or similar plan of the Company shall at no time exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of the Company which are outstanding at the time the calculation is made.

5.      ELIGIBILITY.

        (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

        (b) Prior to the Listing Date, no person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant. After the Listing Date this provision shall apply only to Incentive Stock Options.

        (c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than Five Hundred Thousand (500,000) shares of the Common Stock in any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, it shall not apply until (i) the earliest of:
(A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section
4); (B) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of Stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.      OPTION PROVISIONS.


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        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

        (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Board at the time of the grant of the Option (with respect to both Incentive Stock Options and Nonstatutory Stock Options) or at the time of exercise (with respect to Nonstatutory Stock Options), (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment (however, payment of the common stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment), or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) TRANSFERABILITY. Prior to the Listing Date, an Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. After the Listing Date, a Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution, to the spouse, children, lineal ancestors and lineal descendants of the Optionee (or to a trust, limited liability company or limited liability partnership created solely for the benefit of the Optionee and/or the foregoing persons) or pursuant to a domestic relations order satisfying the requirements of Rule 16 of the Exchange Act and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the


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Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Prior to the Listing Date and to the extent required by applicable law, the vesting provisions of individual Options may vary, but Options granted to persons other officers, directors and consultants (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option although vesting may be subject to reasonable conditions such as continued employment. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Service (or such longer or shorter period specified in the Option Agreement, which, prior to the Listing Date, shall not be less than thirty (30) days unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        An Optionee's Option Agreement may also provide that, if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as described in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements (if such provisions would result in an extension of the time during which the Option may be exercised beyond the period described in the first paragraph of this subsection 6(f)).

        (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Service terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such


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termination (or such longer or shorter period specified in the Option Agreement, which, prior to the Listing Date, in no event shall be less than six (6) months), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which, prior to the Listing Date, in no event shall be less than six (6) months), or
(ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate; provided, however, that, prior to the Listing Date and to the extent required by applicable law,
(i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee, and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Notwithstanding the foregoing, shares received on exercise of an Option by an officer, director or consultant (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) may be subject to additional or greater restrictions. Any shares repurchased pursuant to the Company's repurchase right described in this subsection 6(i) shall be returned to and again become available for issuance under the Plan.

        (j) RIGHT OF FIRST REFUSAL. The Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option. Such right of first refusal shall be exercised by the Company no more than thirty (30) days following receipt of notice of the Optionee's intent to transfer shares and must be exercised as to all the shares the Optionee


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intends to transfer unless the Optionee consents to exercise for less than all the shares offered. The purchase of the shares following exercise shall be completed within thirty (30) days of the Company's receipt of notice of the Optionee's intent to transfer shares, or such longer period of time as has been offered by the person to whom the Optionee intends to transfer the shares, or as may be agreed to by the Company and the Optionee. Except as expressly provided in this subsection 6(j), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

        (k) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

        Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(e) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

        (l) RIGHT OF REPURCHASE. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares exercised pursuant to the Option; provided, however, that, prior to the Listing Date and to the extent required by applicable law, (i) such repurchase right shall be exercisable only within (A) the ninety (90) day period following the termination of the Optionee's Continuous Service (or in the case of a post-termination exercise of the Option, the ninety (90) period following such exercise), or (B) such longer period as may be agreed to by the Company and the Optionee, (ii) such repurchase right shall be exercisable for less than all of the vested shares only with the Optionee's consent and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares at a repurchase price equal to the greater of the exercise price or the stock's Fair Market Value at the time of such termination. Notwithstanding the foregoing, shares received on exercise of an Option by an officer, director or consultant


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(within the meaning of Section 260.140.41 of Title 10 of the California Code of
Regulations) may be subject to additional or greater restrictions specified in the Option Agreement.

7.      CANCELLATION AND RE-GRANT OF OPTIONS.

        (a) The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or
(ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option, one hundred percent (100%) of the Fair Market Value for an Incentive Stock Option or, in the case of an Option held by a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

        (b) The repricing of an Option under this Section 7, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option.

8.      COVENANTS OF THE COMPANY.

        (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.     MISCELLANEOUS.

        (a) Subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations relied upon as a condition of issuing securities pursuant to the Plan, the Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

        (b) Neither an Employee, Director or a Consultant nor any person to whom an Option is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

        (c) To the extent required by applicable law, throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the term of such Option, a balance sheet and an income statement. This subsection 10(c) shall not apply (i) after the Listing Date, or (ii) when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

        (d) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Options any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant or a Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's Bylaws and the provisions of the corporate law of the state in which the Company is incorporated.

        (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (f) The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Option, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (g) To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to such person by the Company) or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

11.     ADJUSTMENTS UPON CHANGES IN STOCK.

        If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

12.     CHANGE IN CONTROL OF THE COMPANY.

        (a) Any of the following with respect to the Company shall constitute a "Change in Control of the Company": (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of stock of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (4) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Company Board"), cease for any reason to constitute at least 50% of the Board, provided, however, that if the election, or nomination for election, by the stockholders of the Company of any new director was approved by a vote of at least 50% of the Incumbent Company Board, such new director shall, for purposes of this subsection 12(a), be considered as a member of the Incumbent Company Board or
(5) the acquisition by any person, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company of the beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) (a "Control Group") of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the Company (a "Control Group Acquisition").

        (b) In the event of a Change of Control of the Company where there is a surviving or acquiring corporation, the surviving or acquiring corporation shall assume Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to stockholders in the transaction described in subsection 12(a)) for those outstanding under the Plan. If such surviving or acquiring corporation is unable or refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons whose Continuous Service has not terminated and subject to any applicable provisions of law relied upon as a condition of issuing securities pursuant to the Plan, the time during which such Options vest and may be exercised shall be accelerated prior to the Change in Control.

        (c) In the event of a Change of Control of the Company where there is no surviving or acquiring corporation, then, with respect to Options held by persons whose Continuous Service has not terminated and subject to any applicable provisions of law relied upon as a condition of issuing securities pursuant to the Plan, the time during which such Options vest and may be exercised shall be accelerated prior to the Change in Control of the Company.

        (d) In the event of a Control Group Acquisition prior to the Listing Date where there is an acceleration of the vesting and exercisability of the Options prior to such Control Group Acquisition pursuant to subsection 12(b) or
(c), then in addition to such acceleration of the vesting and exercisability of the Options, each Optionee who holds an Option outstanding under the Plan and each Optionee who holds shares acquired upon exercise of an Option shall be entitled to a "Control Group Alternative Right." A "Control Group Alternative Right" means a right to receive from the Company within fifteen (15) days after the Control Group Acquisition a payment of cash or, if the Control Group is a corporation, then, at the option of the Optionee, shares of the Common Stock of the Control Group in exchange for (i) the cancellation or surrender of the Option and (ii) the repurchase of any shares of Common Stock of the Company acquired by the Optionee upon exercise of the Option. For purposes of such Control Group Alternative Right, the Fair Market Value of a share of the Common Stock of the Company shall be measured by the higher of the following prior purchases of the Company's securities (taking into account whether the prior purchase is for Common Stock or preferred stock and the rights, preferences and privileges of any such preferred stock): (A) the purchase price for the last purchase of securities of the Company by the Control Group, (B) the average of the purchase prices for the last three (3) purchases of securities of the Company by the Control Group or (C) the average of the purchase prices for all purchases of securities of the Company by the Control Group.

13.     CHANGE IN CONTROL OF CYTEL.

        (a) Any of the following with respect to Cytel at such time that Cytel owns at least fifty percent (50%) of the total combined voting power of all classes of stock of the Company shall constitute a "Change in Control of Cytel":
(1) a dissolution, liquidation, or sale of all or substantially all of the assets of Cytel; (2) a merger or consolidation in which Cytel is not the surviving corporation; (3) a reverse merger in which Cytel is the surviving corporation but the shares of the common stock of Cytel outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (4) the individuals who, as of the date of the adoption of this Plan, are members of the

Board of Directors of Cytel (the "Incumbent Cytel Board"), cease for any reason to constitute at least 50% of the Board of Directors of Cytel, provided, however, that if the election, or nomination for election, by the stockholders of Cytel of any new director was approved by a vote of at least 50% of the Incumbent Cytel Board, such new director shall, for purposes of this subsection 13(a), be considered as a member of the Incumbent Cytel Board, or (5) after the Listing Date, the acquisition by any person, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by Cytel or any Affiliate of Cytel of the beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of Cytel representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors of Cytel.

        (b) In the event of a Change of Control of Cytel where is there a surviving or acquiring corporation, the surviving or acquiring corporation shall
(1) offer Optionees who hold Options outstanding under the Plan the right to have such Options assumed by the surviving or acquiring corporation or to substitute similar options (including an option to acquire the same consideration paid to stockholders of Cytel in the transaction described in subsection 13(a)) for those outstanding under the Plan and (2) offer Optionees who hold shares of the Common Stock of the Company acquired upon exercise of an Option the right to exchange such shares for the same consideration paid to stockholders of Cytel in the transaction described in subsection 13(a). For purposes of such assumption, substitution or exchange, the Fair Market Value of a share of the Common Stock of the Company shall be determined as provided in subsection 13(e).

        (c) If such surviving or acquiring corporation is unable or refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan or if there is no surviving or acquiring corporation upon a Change in Control of Cytel, then, subject to any applicable provisions of law relied upon as a condition of issuing securities pursuant to the Plan, the time during which outstanding Options vest and may be exercised shall be accelerated prior to the Change in Control of Cytel.

        (d) Each Optionee who holds an Option outstanding under the Plan which has not been assumed or substituted for by the surviving or acquiring corporation upon a Change in Control of Cytel and each Optionee who holds shares acquired upon exercise of an Option which have not been exchanged by the surviving or acquiring corporation upon a Change in Control of Cytel shall be entitled to a "Cytel Alternative Right." A "Cytel Alternative Right" means a right to receive from Cytel a payment of cash or, at the option of the Optionee shares of the Common Stock of Cytel in exchange for (i) the cancellation or surrender of the Option and (ii) the repurchase of any shares of Common Stock of the Company acquired upon exercise of the Option. For purposes of such Cytel Alternative Right, the Fair Market Value of a share of the Common Stock of the Company shall be determined as provided in subsection 13(e).

        (e) The Fair Market Value of a share of the Common Stock of the Company for purposes of this Section 13 shall be established by the following method:

               (1) The Fair Market Value of a share shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations and shall be determined as if there had been a sale of the Company's business on a going-concern basis to an independent, third-party acquiror.

               (2) As soon as possible and on seven (7) days written notice the Company shall have called an organizational meeting at the Company headquarters for the Optionees at which meeting the Optionees shall elect a chair and shall adopt procedures for the conduct of their business with respect to the Cytel Alternative Right.

               (3) Decisions of the Optionees shall be made either (i) by a majority of the votes cast at a duly held meeting of the Optionees at which a quorum representing a majority of the Optionee shares is either in person or by proxy, present and voting on the issue, or (ii) by the written consent of a majority of the Optionee shares. "Optionee shares" for this purpose shall mean the aggregate of the exercised shares held directly by the Optionees and the unexercised shares represented by outstanding Options.

               (4) Within thirty (30) days after the Optionees' organizational meeting either Cytel and the Optionees shall have agreed to a Fair Market Value of a share or each party shall have selected a person experienced in the valuation of businesses, such as a business appraiser, investment banker, or venture capitalist ("Appraiser"), who, within forty-five (45) days after the Optionees' organizational meeting, shall have determined the Fair Market Value of a share of the Common Stock of the Company on the date of the Change in Control of Cytel. If either party fails to have its appraisal completed within said 45-day period, then such party shall be deemed to have accepted the determination of the Appraiser of the other party.

               (5) If the difference between the two Appraisals is less than five percent (5%), then the Fair Market Value of the shares of Common Stock of the Company shall conclusively be deemed to be the average of such two Appraisals. Otherwise, within fifteen (15) days thereafter the two Appraisers shall have selected a third Appraiser paid for jointly by Cytel and the Company and the Third Appraiser shall have established the Fair Market Value of a share of the Common Stock of the Company within the range established by the first two Appraisals.

               (6) All reasonable and necessary costs of the Appraisal by the Optionees and of calling and holding Optionee meetings shall be paid by jointly by the Company and Cytel.

14.     AMENDMENT OF THE PLAN AND OPTIONS.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

        (e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

15.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

16.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on December 17, 1997, the date adopted by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                 EPIMMUNE INC.
                    NOTICE OF GRANT OF INCENTIVE STOCK OPTION

[Optionee]
[Social Security Number]

You have been granted an incentive stock option by buy Epimmune Inc. Common Stock as follows:

                                       Incentive Stock Option Grant Number

                                       Date of Grant
                                                    ----------------------------

                                       Date of Termination
                                                          ----------------------

                                       Vesting Commencement Date
                                                                ----------------

                                       Stock Option Plan
                                                      1997

                                       Exercise Price Per Share
                                                                 $--------------

                                       Total Number of Shares Subject to
                                       Option
                                             -----------------------------------

By your signature below, you:

        a. Acknowledge receipt of the Option Grant Agreement, the 1997 Stock Option Plan (the "Plan"), the Notice of Exercise and the Early Exercise Stock Purchase Agreement (the attachments referenced below) and understand that all rights and liabilities with respect to this option are set forth in the Option Grant Agreement and the Plan; and

        b. Acknowledge that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

        NONE
            -------------
            (Initial)

        OTHER
             ----------------------------------------

             ----------------------------------------

             ----------------------------------------


                                                                           Date:
-------------------------------
OPTIONEE

ATTACHMENTS:

        Epimmune Inc. Incentive Stock Option Agreement
        Epimmune Inc. 1997 Stock Option Plan
        Notice of Exercise
        Early Exercise Stock Purchase Agreement


                                       2